Exhibit 99.1

Chimera Investment Corporation Updates Status of 10-K Filing; Announces No Impact on Taxable EPS and Dividends; December 31, 2011 GAAP Book Value of $2.97 per Share; Announces $0.11 per Share First Quarter Dividend

NEW YORK--(BUSINESS WIRE)--March 1, 2012--Chimera Investment Corporation (NYSE: CIM) announced today that it would delay the filing of its Form 10-K for the period ended December 31, 2011.

The Company is completing the preparation of its financial statements for the year ended December 31, 2011 and the Annual Report on Form 10-K. Additional time is required in order for the Company to review the application of GAAP guidance to certain of its non-Agency assets.

The effect of this review may result in a non-cash change in the GAAP accounting results of the Company that will not affect the Company’s previously announced GAAP or economic book values, actual cash flows, dividends and taxable income for any period. The Company’s previously announced third quarter 2011 GAAP book value of $3.27 per share and economic book value of $3.01 per share will not change as a result of this analysis. The Company has determined that as of December 31, 2011, its GAAP book value was $2.97 per share, its economic book value was $2.82 per share, and its taxable income for the fourth quarter 2011 was $0.11 per share. The Company’s dividend distributions are based on taxable income, not GAAP income, and the results of this analysis will have no impact on the Company’s prior or future dividend distributions.

The Company expects to file its 2011 Form 10-K as soon as practicable.

The Company has also declared the first quarter 2012 common stock cash dividend of $0.11 per common share. This dividend is payable April 27, 2012 to common shareholders of record on March 30, 2012. The ex-dividend date is March 28, 2012.

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com